Exhibit 99.2

Scopus BioPharma Announces Completion of Clinical Lot Manufacture

Manufactured Lot Fulfills Requirements for Planned Phase 1 Clinical Trial

Key milestone to enable finalization of IND package for submission to FDA

New York, New York, January 19, 2021 – Scopus BioPharma Inc. (Nasdaq: “SCPS”) today announced the completion of clinical lot manufacturing fulfilling the requirements for the planned Phase 1 clinical trial for non-Hodgkin’s lymphoma. This is a key milestone to enable finalization of the investigational new drug (“IND”) package for submission to the United States Food and Drug Administration (“FDA”).

Scopus is a biopharmaceutical company developing transformational therapeutics based on groundbreaking scientific and medical discoveries. The company’s lead drug candidate is a novel, targeted immuno-oncology gene therapy for the treatment of multiple cancers.

Joshua R. Lamstein, Chairman of Scopus BioPharma, stated, “The clinical lot completion is a very important step. In connection with our recent IPO, we informed investors that this would be a near-term value-building milestone. This is the first of several important milestones anticipated for H1 2021. We look forward to providing further updates to shareholders on near-term clinical and operational milestones in the weeks and months ahead.”

The company’s lead drug candidate is highly distinctive, encompassing both gene therapy and immunotherapy by synthetically linking siRNA to an oligonucleotide TLR9 agonist, creating the potential for targeted gene silencing with simultaneous TLR stimulation and immune activation in the tumor microenvironment.

An additional near-term milestone is a status report under the company’s sponsored research agreement relating to its lead drug candidate in combination with checkpoint inhibitors.

Robert J. Gibson, Vice Chairman of Scopus BioPharma, stated, “We greatly look forward to the research updates relating to our lead drug candidate in combination with checkpoint inhibitors. The promise of combination therapies continues to drive heightened pharma interest in this approach.”

The leading checkpoint inhibitor on the market is Keytruda, a PD-1 inhibitor. An April 2020 report from Fierce Pharma, entitled The Top 10 Drugs by Sales Increase in 2020, sets forth that at the top of the list as “those who have monitored the red-hot immuno-oncology field would expect, is Merck & Co.’s Keytruda.” According to the same Fierce Pharma publication, 2019 sales of Keytruda were $11.9 billion.

Mr. Gibson added, “We are excited about the potential opportunities for the combination of our lead drug candidate with a checkpoint inhibitor for the treatment of multiple types of cancer.”

About Scopus BioPharma

Scopus BioPharma Inc. is a biopharmaceutical company developing transformational therapeutics capitalizing on groundbreaking scientific and medical discoveries from leading research and academic institutions. The company’s lead drug candidate is a novel, targeted immuno-oncology gene therapy for the treatment of multiple cancers. The company is also developing additional new chemical entities to treat other serious diseases with significant unmet medical needs, including systemic sclerosis. Receive updates by following Scopus BioPharma on Twitter here.

Forward-Looking Statements

This press release may include forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the company’s offering circular filed with the U.S. Securities and Exchange Commission) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

Contact

Rodd Leeds/David Waldman

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: SCPS@crescendo-ir.com